UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2007

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts	01772
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     508-597-6000

Averion International Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)   Effective January 11, 2007, Christopher G. Codeanne was appointed as our Chief Financial Officer (the “CFO”).  As our CFO, Mr. Codeanne will oversee our accounting, finance, human resources, public relations and facilities functions.

Mr. Codeanne has over sixteen years of accounting and finance experience.  Prior to being appointed as our CFO, from 2002 through July 2006, Mr. Codeanne was the Chief Financial Officer of SCIREX Corporation LLC (“SCIREX”), now Premier Research Group plc., where he was responsible for all finance, treasury, accounting, human resources, information technology, risk management and facilities management.  From 1999 to 2002, Mr. Codeanne was Director of Finance of SCIREX.  SCIREX was an international, full-service clinical research organization with over 450 employees.

Mr. Codeanne obtained an MBA from the University of Connecticut and a Bachelor’s degree in Accounting from Fairfield University.  Mr Codeanne is also a member of the American Institute of Certified Public Accountants, Connecticut Society of Certified Public Accountants and Financial Executives International.

We entered into an Employment Agreement with Mr. Codeanne on January 11, 2007 (the “Codeanne Employment Agreement”).  The Codeanne Employment Agreement provides that Mr. Codeanne shall be paid an annual base salary of Two Hundred Thirty Five Thousand Forty Dollars ($235,040).  In addition, Mr. Codeanne is eligible to receive an annual bonus of up to twenty-five percent (25%) of his then in effect annual base salary as determined by our board of directors (the “Board”) based on certain performance goals to be determined by our Board.  Either party may terminate the Codeanne Employment Agreement by providing the other party with six (6) months advance written notice.  If Mr. Codeanne is terminated without cause and we elect not to provide Mr. Codeanne with six (6) months advance notice in accordance with the Codeanne Employment Agreement, then we are obligated to pay Mr. Codeanne an amount equal to six (6) months of Mr. Codeanne’s then in effect base salary in accordance with our normal payroll policies.  If a change of control transaction occurs and, as a result of such change of control and within six (6) months thereafter Mr. Codeanne is terminated (other than for cause as defined in the Codeanne Employment Agreement), or resigns due to: (a) reduction in annual base salary; (b) substantial reduction in position; (c) no longer directly reporting to our Chief Executive Officer; or (d) the principal executive office of the Company is moved to a location at least ten (10) miles further away from Mr. Codeanne’s current residence, then we are obligated to pay Mr. Codeanne an amount equal to six (6) months of Mr. Codeanne’s then in effect base salary (the “Change of Control Severance Amount”), plus an additional amount equal to twenty-five percent (25%) of the Change of Control Severance Amount, all in accordance with our normal payroll policies.

In addition, in connection with Mr. Codeanne’s appointment as our CFO, we granted Mr. Codeanne an option to purchase four million (4,000,000) shares of our common stock pursuant to our 2005 Equity Incentive Plan, as amended, which will vest at a rate of 25% per year of completed employment.

Item 9.01               Financial Statements and Exhibits

(d)                Exhibits

Number	Description

10.31	Employment Agreement dated January 11, 2007 between Averion International Corp. and Christopher G. Codeanne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

	By:	/s/ Dr. Philip T. Lavin
Dr. Philip T. Lavin
Chief Executive Officer

Dated: January 17, 2007